                          SHAREHOLDER VOTING AGREEMENT


                AGREEMENT, Made and entered into as of the 6th day of December, 1996, by each person identified as a "Shareholder" on the signature page(s) to this Agreement (collectively, the "Shareholders") for the benefit of Centennial Technologies, Inc., a Delaware corporation ("Centennial").

                WHEREAS, Centennial has entered into an Investment and Stockholders Agreement, dated November 27, 1996 (the "Purchase Agreement"), with VIA, Inc, a Minnesota corporation (the "Company"), pursuant to which Centennial has agreed to acquire eleven thousand and eighty nine (11,089) shares of the Company's common stock (the "Shares"); and

                WHEREAS, The Shareholders own in the aggregate approximately twenty-six percent (26%) of the outstanding shares of the capital stock of the Company; and

                WHEREAS, the execution and delivery of this Agreement by each of the Shareholders is a condition to the commitment of Centennial to purchase the Shares pursuant to the Purchase Agreement; and

                WHEREAS, the Shareholders desire that Centennial consummate the transactions contemplated by the Purchase Agreement and are willing to enter into this Agreement as an inducement to Centennial to complete the purchase of the Shares.

                NOW, THEREFORE, in consideration of the premises, as an inducement to Centennial to complete the purchase of the Shares, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Shareholders agree as follows:

                1. VOTING AGREEMENT. Each Shareholder hereby agrees, on behalf of such Shareholder and any person to whom such Shareholder transfers any shares of Company stock owned by such Shareholder, to vote all shares of Company stock now or hereafter owned by such Shareholder and take such other actions (whether in such Shareholder's capacity as a shareholder, director, or officer of the Company) as are reasonably requested by Centennial to ensure the presence on the Company's Board of Directors (the "Board of Directors") at all times of at least one (1) person designated by Centennial.

                2. LIMITATION. Each Shareholder shall retain at all times the right to vote such person's shares of Company stock, in that Shareholder's sole discretion, (i) on all matters, other than those set forth in section 1 which are at any time and from time to time presented for a vote to the Company's shareholders generally and (ii) on the matters set forth in section 1 at any time when Centennial's right to direct the voting of such shares is not in effect.

                3. CONDITIONAL IRREVOCABLE PROXIES. To secure each Shareholder's obligation to vote that Shareholder's shares of Company stock in accordance with the provisions of this Agreement, each Shareholder hereby appoints Emanuel Pinez as his true and lawful proxy and attorney, with full power of substitution, to vote all of that Shareholder's shares of Company stock, in such proxy's sole discretion, for the election of directors as set forth in section 1(a) and for the other matters described in section 1 (if and only if) such Shareholder fails to comply with the provisions of section 1. The proxies and powers granted by each Shareholder pursuant to this section 3 are coupled with an interest and are given to secure the performance of such Shareholder's duties to Centennial under this Agreement. Such proxies will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of any Shareholder or other holder of such Shareholder's shares of Company stock and the merger and dissolution of any Shareholder that is a corporation.

                4. TRANSFER OF SHARES. No shares of Company stock owned by any Shareholder shall be transferred unless and until the transferee executes an instrument acknowledging and agreeing that the shares being acquired are subject to the voting restrictions and/or irrevocable proxies set forth in this Agreement.

                5. LEGEND. Each certificate evidencing shares of Company stock owned by any Shareholder and subject to the provisions of section 1 of this Agreement and each certificate issued in exchange for or upon the transfer of any such shares during the term of this Agreement will be stamped or otherwise imprinted with a legend (the "Legend") in substantially the following form or to the following effect:

         "The securities represented by this certificate are subject to a shareholder voting agreement dated as of December 6th, 1996, by and among the original holder of such securities and other shareholders of the issuer of such securities and to a conditional irrevocable proxy granted pursuant to such agreement. A copy of such agreement will be furnished without charge by the issuer of the securities represented by this certificate to the holder hereof upon such holder's written request."

                6. TERM. This Agreement shall terminate and cease to be effective, and the Legend will be removed from all certificates at the earlier of

                (a) such time as the Company makes a sale of shares of its capital stock pursuant to a registration statement filed with and declared effective by the federal Securities and Exchange Commission pursuant to Section 5 of the federal Securities Act of 1933; or

                (b) the fourth (4th) anniversary of the date of this Agreement; or

                (c) the date Centennial owns less than five percent (5%) of the Company's outstanding capital stock.

        7.      MISCELLANEOUS PROVISIONS.

                (a) BINDING EFFECT. This Agreement shall constitute a valid and binding agreement among the Shareholders and Centennial, any subsequent holders of shares of Company stock now or hereafter owned by the Shareholders and their respective successors and assigns.

                (b) REMEDIES. Centennial shall be entitled to specific enforcement of their rights under this Agreement, to recover damages by reason of any breach of any provision hereof and to exercise all other rights existing in their favor. The Shareholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that Centennial may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                (c) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                (d) ENTIRE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supercedes and preempts any prior understandings, agreements or representation, by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                (e) COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which will be an original and all of which taken together will constitute all and the same agreement.

                (f) GOVERNING LAW. All questions concerning this Agreement will be governed by and interpreted in accordance with the internal law, not the law of conflicts, of the state of Minnesota.

                IN WITNESS WHEREOF, the Shareholders have executed this Agreement for the benefit of Centennial on the date set forth in the first paragraph.


                                        ----------------------------------------
                                        James L. Carroll


                                        ----------------------------------------
                                        Wendell L. Carroll


                                        ----------------------------------------
                                        David W. Carroll



                             Consent of the Company
                             ----------------------

        The Company hereby acknowledges receipt of a copy of the foregoing shareholder voting agreement and agrees to comply with the provisions of section 5 of such agreement.


                                        VIA, INC.


                                        By
                                            ------------------------------------
                                        Its
                                            ------------------------------------